4Q'24 FINANCIAL RESULTS January 28, 2025 Exhibit 99.3

2 Cautionary Statement Regarding Forward-Looking Statements The following slides are part of a presentation by Synchrony Financial in connection with reporting quarterly financial results and should be read in conjunction with the earnings release and financial supplement included as exhibits to our Current Report on Form 8-K filed today and available on our website (www.investors.synchrony.com) and the SEC's website (www.sec.gov). All references to net earnings and net income are intended to have the same meaning. All comparisons are for the fourth quarter of 2024 compared to the fourth quarter of 2023, unless otherwise noted. This presentation contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may," “aim,” “focus,” “confident,” “trajectory” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions, including factors impacting consumer confidence and economic growth in the United States, and whether industry trends we have identified develop as anticipated; the impact of changes in the U.S. presidential administration and Congress on fiscal, monetary and regulatory policy; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security incidents or breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; the Consumer Financial Protection Bureau’s (the “CFPB”) final rule on credit card late fees, including the timing for resolution and outcome of the litigation challenging the final rule, as well as changes to consumer behaviors in response to the final rule, if implemented, the product, pricing, and policy changes that have been or will be implemented to mitigate the impacts of the final rule or the final rule not becoming effective; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, and our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions, dispositions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third-parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation, regulatory actions and compliance issues; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business, including new requirements and constraints the Company and the Bank are or will become subject to as a result of having $100 billion or more in total assets; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.   For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this presentation and in our public filings, including under the headings “Risk Factors Relating to Our Business” and “Risk Factors Relating to Regulation” in the Company's most recent Annual Report on Form 10-K. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement, including the Long-Term Targets on slide 4 and Outlook on slide 14 of this presentation, to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law. Disclaimers

2024 Year in Review

GROW & WIN NEW PARTNERS

45+
PARTNER RENEWALS

sam's club
JCPenney
verizon

45+
NEW PARTNER DEALS

Virgin RED
BRP
Gibson

DIVERSIFY PROGRAMS, PRODUCTS & MARKETS

Synchrony Pay Later
ally
IPH Independence Pet Holdings
CareCredit a Synchrony solution

480+ thousand
PARTNER LOCATIONS

DELIVER BEST-IN-CLASS CUSTOMER EXPERIENCES

~228MM VISITS TO SYNCHRONY MARKETPLACE

85%
GROWTH IN ACCOUNTS PROVISIONED FOR DIGITAL WALLET

~20 million
NEW ACCOUNT ORIGINATIONS

$182 billion
PURCHASE VOLUME

GENERATE STRONG FINANCIAL RESULTS

$3.5 billion
NET EARNINGS

2.9%
ROA

27.5%
ROTCE*

>20% growth
BOOK VALUE & TBV PER SHARE*

$1.4 billion
CAPITAL RETURNED

DRIVING VALUE FOR OUR SHAREHOLDERS

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Return on tangible common equity ("ROTCE") represents net earnings available to common stockholders as a percentage of average tangible common equity. Tangible common equity ("TCE") and tangible book value ("TBV") per share are non-GAAP measures. For corresponding reconciliation of these measures to a GAAP financial measure, see Non-GAAP Reconciliation in appendix.

3

4 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 0% 2% 4% 6% 8% 10% 12% Delivering Consistent Returns Over Time NCOs/ALR(b) Prime & Super Prime/EOP(a)(b) 63% 72% 72% 74% 74% 72% 78% 73% 74% RSA/Purchase Volume(b) 1.09% 1.83% 2.53% 2.41% 2.23% 2.58% 2.73% 1.98% 1.87% RAR* RSA/ALR(b) LONG-TERM TARGETS: ~2.5+% ROA ~28+% ROTCE * Risk-adjusted return (“RAR”) represents Total interest income (Interest and fees on loans plus Interest on cash and debt securities) less interest expense, RSA and NCOs, stated as a percentage of average loan receivables. GFC CARD Act Took Effect Credit Normalization COVID-19 Pandemic Rising Interest Rate & Credit Loss Environment

5 15.01% NET INTEREST MARGIN compared to 15.10% 13.3% CET1 liquid assets of $17.2 billion, 14.4% of total assets SUMMARY FINANCIAL METRICS CAPITAL $1.91 DILUTED EPS compared to $1.03 33.3% EFFICIENCY RATIO compared to 36.0% 4Q'24 Financial Highlights $104.7 billion LOAN RECEIVABLES compared to $103.0 billion $82.1 billion DEPOSITS 84% of current funding 6.45% NET CHARGE-OFFS compared to 5.58% 70.3 million AVERAGE ACTIVE ACCOUNTS compared to 71.5 million $197 million CAPITAL RETURNED $100 million share repurchases

6 2% 5% $49.3 $48.0 4Q'23 4Q'24 Dual Card / Co-Brand BUSINESS EXPANSION CONSUMER PERFORMANCE (19)% (1)% New accounts Average balance per account (c) 6.2 5.0 4Q'23 4Q'24 (e) $690 $682 4Q'23 4Q'24 $1,394 $1,458 4Q'23 4Q'24 GROWTH METRICS (3)% (2)% Purchase volume Average active accounts $103.0 $104.7 4Q'23 4Q'24 71.5 70.3 4Q'23 4Q'24 Loan receivables $27.3 Dual Card / Co-Brand in millions $21.0 1%$21.3 $ billions $29.0 $ billions 4Q'24 Business Highlights 6% Purchase volume per account (a) (a) (d) (b)

Financial Results

Summary earnings statement

$ in millions, except per share statistics	4Q'24	4Q'23	B/(W) $	B/(W) %
Total interest income	$5,710	$5,549	*$161*	*3%*
Total interest expense	1,118	1,083	*(35)*	*(3)%*
Net interest income (NII)	**4,592**	**4,466**	***126***	***3%***
Retailer share arrangements (RSA)	(919)	(878)	*(41)*	*(5)%*
Provision for credit losses	1,561	1,804	*243*	*13%*
Other income	128	71	*57*	*80%*
Other expense	1,267	1,316	*49*	*4%*
Pre-tax earnings	**973**	**539**	***434***	***81%***
Provision for income taxes	199	99	*(100)*	*(101)%*
Net earnings	**774**	**440**	***334***	***76%***
Preferred dividends	21	11	*(10)*	*(91)%*
Net earnings available to common stockholders	**$753**	**$429**	***$324***	***76%***
Diluted earnings per share	**$1.91**	**$1.03**	***$0.88***	***85%***
Book value per share	**$39.55**	**$32.36**	***$7.19***	***22%***
Tangible book value per share*	**$34.07**	**$27.59**	***$6.48***	***23%***

4Q'24 Highlights

$774 million Net earnings, $1.91 Diluted EPS

- **Net interest income up 3%**
  - Interest and fees on loans up 3% driven primarily by growth in average loan receivables, the impact of our PPPC**, partially offset by higher reversals and lower late fee incidence
  - Interest expense increase attributed to higher interest-bearing liabilities
- **Retailer share arrangements increased 5%**
  - Increase reflects program performance which includes the impact of our PPPC
- **Provision for credit losses down (13)%**
  - Lower provision driven by reserve release of $100 million vs. a reserve build of $402 million in the prior year, partially offset by higher net charge-offs
- **Total Other income up 80%**
  - Primarily driven by the impact of PPPC related fees partially offset by Pets Best disposition
- **Total Other expense down 4%**
  - Decrease primarily driven by prior year restructuring costs and other notable expenses (see appendix for details) and lower operational losses, partially offset by costs related to the Ally Lending acquisition and technology investments

**Tangible book value per share is a non-GAAP measure. See Non-GAAP Reconciliation in appendix.*
*** Product, Pricing, and Policy Changes (or "PPPC")*

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8 Diversified & Value $32.0 $32.0 $28.9 $29.3 $20.7 $20.9 $14.5 $15.4 $6.7 $6.9 Health & Wellness 3% 6% 1% 1% —% 4Q'24 Platform Results Home & Auto Digital Lifestyle 4Q'23 4Q'24 V% $11.4 $10.7 (6)% 19.2 18.7 (3)% $1,403 $1,487 6% 4Q'23 4Q'24 V% $15.5 $15.3 (1)% 21.2 20.8 (2)% $1,579 $1,582 —% 4Q'23 4Q'24 V% $17.0 $16.7 (2)% 21.0 20.3 (4)% $1,204 $1,206 —% 4Q'23 4Q'24 V% $3.9 $3.7 (3)% 7.4 7.8 5% $866 $935 8% (a) Loan receivables Purchase volume Accounts Interest & fees on loans 4Q'23 4Q'24 V% $1.6 $1.5 (5)% 2.6 2.7 3% $255 $268 5%

Net Revenue

Net revenue

$ in millions


4%
$3,659
$71
$4,466
$(878)
4Q'23
$3,801
$128
$4,592
$(919)
4Q'24
Net interest income
RSA
Total other income

Net revenue

$ in millions

4Q'23 Net revenue	**$3,659**
Interest and fees on loans	157
Interest on cash and debt securities	4
Total interest expense	(35)
Net interest income change	**$126**
Retailer share arrangements	(41)
Total other income	57
4Q'24 Net revenue	**$3,801**

4Q'24 Highlights

- **Net revenue increased $142 million, or 4%**
  - Net interest income increased $126 million, or 3%, driven primarily by higher interest & fees on loans
    - Loan receivables yield of 21.27%, up 8 bps primarily driven by repricing, including the impact of our PPPC, as well as lower payment rate, partially offset by higher reversals and lower late fee incidence
    - Total interest-bearing liabilities cost of 4.58%, up 3 bps
  - Retailer share arrangements increased $41 million reflecting program performance which includes the impact of our PPPC
  - Total Other income increase primarily driven by the impact of PPPC related fees partially offset by Pets Best disposition

Payment Rate Trends[(a)]


14.7%
16.9%
15.9%
15.8%
4Q '15-'19(b)
4Q'22
4Q'23
4Q'24

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10 B/(W) 4Q'23 4Q'24 V$ V% Employee costs $538 $478 $60 11% Professional fees 228 249 (21) (9)% Marketing/BD 138 147 (9) (7)% Information processing 190 207 (17) (9)% Other 222 186 36 16% Other expense $1,316 $1,267 $49 4% Efficiency(a) 36.0% 33.3% 2.7 pts. Other Expense Other Expense $ in millions 4Q'24 Highlights $1,316 $1,267 4Q'23 4Q'24 (4)% • Total Other expense down 4% – Decrease primarily driven by prior year restructuring costs and other notable expenses (see appendix for details) and lower operational losses, partially offset by costs related to the Ally Lending acquisition and technology investments – Employee cost decrease primarily attributable to $43 million of restructuring costs related to voluntary early retirement program in the prior year – Other decrease primarily attributable to lower operational losses • Efficiency ratio 33.3% vs. 36.0% prior year – Decrease in ratio driven by lower expenses and higher revenue

11 Asset Quality Metrics Allowance for credit losses $ in millions, % of period-end loan receivables Net charge-offs $ in millions, annualized as a % of average loan receivables including held for sale 30+ days past due $ in millions, % of period-end loan receivables 90+ days past due $ in millions, % of period-end loan receivables 3.48% 4.49% 4.75% 4.60% 5.58% 6.31% 6.42% 6.06% 6.45% $776 $1,006 $1,096 $1,116 $1,402 $1,585 $1,621 $1,553 $1,661 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 1.69% 1.87% 1.77% 2.06% 2.28% 2.42% 2.19% 2.33% 2.40% $1,562 $1,705 $1,677 $2,020 $2,353 $2,459 $2,244 $2,382 $2,512 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 10.30% 10.44% 10.34% 10.40% 10.26% 10.72% 10.74% 10.79% 10.44% $9,527 $9,517 $9,804 $10,176 $10,571 $10,905 $10,982 $11,029 $10,929 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 3.65% 3.81% 3.84% 4.40% 4.74% 4.74% 4.47% 4.78% 4.70% $3,377 $3,474 $3,641 $4,304 $4,885 $4,820 $4,574 $4,883 $4,925 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 (a)(b)

12 Delinquency Trends 4.74% 4.74% 4.47% 4.78% 4.70% 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 0.0% 2.5% 5.0% 2.28% 2.42% 2.19% 2.33% 2.40% DQ % Rate Y/Y Change 4Q'20 1Q'21 2Q'21 3Q'21 4Q'21 1Q'22 2Q'22 3Q'22 4Q'22 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 3Q'24 4Q'24 0.0% 1.3% 2.5% 0 bps 0 bps Basis point change versus prior year Basis point change versus prior year -4 bps +12 bps 30+ days past due % of period-end loan receivables (left axis); rate change versus prior year in basis points (right axis) 90+ days past due % of period-end loan receivables (left axis); rate change versus prior year in basis points (right axis) +38 +63 +93+109 +27 +42 +55+59

Funding, Capital and Liquidity

Funding sources

$ in billions



$97.1
$97.5
%
Unsecured
Securitization
Deposits
$8.6
$7.3
$81.2
$7.6
$7.8
$82.1
8%
8%
84%
4Q'23
4Q'24

	4Q'23	4Q'24
Liquid assets	$16.8	$17.2
Undrawn credit facilities	3.0	2.6
Total[(a)]	**$19.8**	**$19.8**
% of Total assets	**16.8%**	**16.6%**

CET1% Walk

4Q'23 CET1%	**12.2%**
Net Earnings	2.8%
Risk Weighted Asset changes	(0.1)%
Common & Preferred dividends	(0.5)%
Share repurchases	(1.0)%
CECL transition provisions	(0.5)%
Pets Best disposition & Ally Lending acquisition	0.3%
Other activity, net	0.1%
4Q'24 CET1%	**13.3%**

Capital ratios[(b)]



CET1 Capital Ratio
12.2%
13.3%
4Q'23
4Q'24
Tier 1 Capital Ratio
12.9%
14.5%
4Q'23
4Q'24
Total Capital Ratio
14.9%
16.5%
4Q'23
4Q'24
Tier 1 Capital + Credit Loss Reserve Ratio*
22.1%
24.3%
4Q'23
4Q'24

* *The "Tier 1 Capital + Credit Loss Reserve Ratio" is the sum of our "Tier 1 Capital" and "Allowance for Credit Losses," divided by our "Total Risk-Weighted Assets". Tier 1 Capital and Risk-Weighted Assets are adjusted to reflect the fully phased-in impact of CECL. These adjusted metrics are non-GAAP measures, see Non-GAAP Reconciliation in appendix.*

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2025 Outlook

Baseline Macroeconomic Assumptions
(excludes effects of qualitative overlays)

U/E Rate (YE'25)	GDP Growth (FY'25)	Fed Funds (YE'25)	Deposit Betas (FY'25)
4.1%	2.2%	4.25%	~60%

Additional Assumptions

- Stable macroeconomic environment
- No impact of late fee rule included, given the uncertainty regarding the effective date*
- Impact of PPPC included

Key Driver	FY 2025	Full Year Framework
Period-end loan receivables growth	Low single digit growth	• Purchase volume growth reflects the impact of credit actions and selective consumer spend behavior • Payment rate generally in-line with 2024
Net revenue	$15.2 - $15.7B	• Follow normal seasonal trends, adjusted for the following: – growth in I&F and Other income** as the impact of our PPPC builds partially offset by lower average Prime Rate and lower late fees – lower funding cost due to lower benchmark rates as CD maturities reprice partially offset by lower yielding investment portfolio
RSA / Average loan receivables	3.60 - 3.85%	• RSA increasing as program performance improves, driven by declining net charge-offs and the increasing impact of our PPPC
Net charge-offs	5.8 - 6.1%	• Generally follow seasonal trends with peak in 1H
Efficiency ratio	31.5 - 32.5%	• Remain focused on driving operating leverage

(comments and trends in comparison to 2024, except where noted)
**If the late fee rule were to go into effect, this outlook would no longer be applicable.*
*** Other income excludes the Pets Best gain on sale impact in 1Q'24*

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15 Footnotes All amounts and metrics included in this presentation are as of, or for the three months ended, December 31, 2024, unless otherwise stated. Delivering Consistent Returns Over Time a. Classification of Prime & Super Prime refers to VantageScore credit scores of 651 or higher for 2019-2024 and FICO scores of 661 or higher for periods prior to 2019. b. RSA/ALR refers to Retailer share arrangements as a percentage of Average loan receivables; NCO/ALR refers to Net charge-offs as a percentage of Average loan receivables; Prime & Super Prime/EOP refers to Prime & Super Prime Loan receivables as a percentage of total period-end Loan receivables; RSA/Purchase volume refers to Retailer share arrangements as a percentage of Purchase volume. 4Q'24 Business Highlights a. Dual Card / Co-Brand metrics are consumer only and include in-partner and out-of-partner activity. b. Average active accounts are credit card or installment loan accounts on which there has been a purchase, payment or outstanding balance in the current month. c. New accounts represent accounts that were approved in the respective period, in millions. d. Purchase volume per account is calculated as total Purchase volume divided by Average active accounts, in $. e. Average balance per account is calculated as the Average loan receivables divided by Average active accounts, in $. Platform Results a. Accounts represent Average active accounts in millions. Loan receivables $ in billions, Purchase volume $ in billions and Interest and fees on loans $ in millions. Net Revenue a. Payment rate is calculated as customer payments divided by beginning of period loan receivables. b. Historical payment rate excludes portfolios sold in 2019 and 2022. Other Expense a. Efficiency ratio is calculated as Total Other expense divided by sum of Net interest income plus Other income less Retailer share arrangements. Asset Quality Metrics a. Allowance for credit losses reflects the adoption of ASU 2022-22, “Financial Instruments - Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures” on January 1, 2023, which included a $294 million reduction to the allowance for credit losses upon adoption. b. Allowance for credit losses includes impact of Ally Lending acquisition beginning in 1Q’24. Funding, Capital and Liquidity a. Excludes uncommitted credit facilities and available borrowing capacity related to unencumbered assets. b. Capital ratios reflect the phase-in of an estimate of CECL’s effect on regulatory capital over a three-year transitional period beginning in the first quarter of 2022, with effects fully phased-in beginning in the first quarter of 2025. CET1, Tier 1, and Total Capital Ratio are presented on a Transition basis and capital ratios for 2024 and 2023 reflect 75% and 50%, respectively, of the phase-in of CECL effects.

17 Notable Other Expense Items - 4Q The following table sets forth notable items incurred during 4Q'24 and 4Q'23 included in Total Other expense. Quarter Ended December 31 2023 2024 Preparatory expenses related to Late Fee rule change $7 $8 Restructuring costs: Voluntary employee early retirement program 43 — Site Strategy 9 — FDIC Special Assessment 9 — Pets Best sale-related expenses 5 — Total $73 $8 $ in millions

18 Transaction related activity and other notable items - 2024 The following table sets forth transaction related activity and other notable items incurred during 2024. $ in millions 1Q 2Q 3Q 4Q 2024 Transaction related activity Disposition of Pets Best: Total Other income - Pets Best gain on sale $1,069 $— $— $— $1,069 Total Other expense - indirect sale-related expenses 3 — — — 3 Total $1,066 $— $— $— $1,066 Ally Lending Acquisition: Provision for credit losses - reserve build $190 $(10) $— $— $180 Total $190 $(10) $— $— $180 Notable Other income items Total Other income: Gain related to Visa B-1 share exchange $— $51 $— $— $51 Total $— $51 $— $— $51 Notable Other expense items Total Other expenses: Preparatory expenses related to Late Fee rule change $7 $23 $11 $8 $49 Total $7 $23 $11 $8 $49

19 Non-GAAP Reconciliation* The following table sets forth the components of our Tier 1 Capital + Reserves ratio for the periods indicated below. $ in millions At December 31 2023 2024 Tier 1 Capital $ 13,334 $ 15,239 Less: CECL transition adjustment (1,146) (573) Tier 1 capital (CECL fully phased-in) $ 12,188 $ 14,666 Add: Allowance for credit losses 10,571 10,929 Tier 1 capital (CECL fully phased-in) plus Reserves for credit losses $ 22,759 $ 25,595 Risk-weighted assets $ 103,460 $ 105,417 Less: CECL transition adjustment (580) (290) Risk-weighted assets (CECL fully phased-in) $ 102,880 $ 105,127 * Amounts at December 31, 2024 are preliminary and therefore subject to change.

20 Non-GAAP Reconciliation (Continued) The following table sets forth a reconciliation between GAAP results and non-GAAP adjusted results. At December 31 2023 2024 Tangible common equity ($ in millions): GAAP Total equity $13,903 $16,580 Less: Preferred stock (734) (1,222) Less: Goodwill (1,105) (1,274) Less: Intangible assets, net (839) (854) Tangible common equity $11,225 $13,230 Tangible book value per share: Book value per share $32.36 $39.55 Less: Goodwill (2.72) (3.28) Less: Intangible assets, net (2.05) (2.20) Tangible book value per share $27.59 $34.07

21 Non-GAAP Reconciliation (Continued) The following table sets forth a reconciliation between GAAP results and non-GAAP managed-basis results for 2009. $ in millions